                        As filed with the Securities and
                       Exchange Commission on May 24, 1996

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                             Tel-Save Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                       23-2827736
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)

       22 Village Square
    New Hope, Pennsylvania                                 18938
    (Address of Principal                                (Zip Code)
     Executive Offices)

                                OPTION AGREEMENTS
            FOR DANIEL BORISLOW, GARY W. McCULLA, EMANUEL J. DeMAIO,
                PETER K. MORRISON, JOSEPH M. MORENA, MARY KENNON,
        JACKIE COOKE, JR., JEFFREY EARHART, DAVID GROSS AND GREGORY LUFF
                            (Full title of the plan)

                              Aloysius T. Lawn, IV
                          General Counsel and Secretary
                             Tel-Save Holdings, Inc.
                                22 Village Square
                          New Hope, Pennsylvania 18938
                                 (215) 862-1500
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------------------------------------

                                                              Proposed
Title of                                                      Maximum           Proposed
Securities                          Amount                    Offering          Aggregate        Amount of
To Be                               To Be                     Price Per         Offering         Registration
Registered                          Registered                Share*            Price*           Fee

- ----------------------------------------------------------------------------------------------------------------

Common Stock,                       1,245,900                 $17.50            $1,501,790       $517.86
$.01 par                            Shares
value


- -----------------------------------------------------------------------------------------------------------------

* The shares of Common Stock may be acquired upon the exercise of options at prices ranging from $.63 to $17.50 per share. Pursuant to Rule 457(h)(1), the aggregate offering price is computed on the basis of the price at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

         The following documents filed by Tel-Save Holdings, Inc. ("Company" or "Registrant") with the Securities and Exchange Commission ("Commission") are hereby incorporated herein by reference:

         (a) the Company's annual report on Form 10-K for the year ended December 31, 1995;

         (b) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996; and

         (c) the description of the Company's Common Stock contained in the Company's registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on Form 8-A, filed on September 8, 1995.

         All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Company's Common Stock offered hereby has been sold or which withdraws from registration such Common Stock then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.
                  --------------------------

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

         Not applicable.

Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

         The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         The Registrant's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Bylaws of the Registrant.

         As permitted by the Delaware General Corporation Law, the Registrant's Bylaws eliminate the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Registrant has entered into indemnification agreements with some of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

         Not applicable.

Item 8.           Exhibits.
                  ---------


Exhibit No.                               Description
- -----------                               -----------


Exhibit 3.1 Amended and Restated Certificate of Incorporation, as amended, of Tel-Save Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1(File No. 33-94940)).

Exhibit 3.2 Amendment to Amended and Restated Certificate of Incorporation of Tel-Save Holdings, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1(File No. 333-2738)).

Exhibit 3.3 Bylaws of Tel-Save Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-1(File No. 33-94940)).

Exhibit 4.1 Form of Non-Qualified Stock Option of Tel-Save, Inc. Filed herewith.

Exhibit 4.2 Form of Assumption of Tel-Save Holdings, Inc. relating to Non-Qualified Stock Options of Tel-Save, Inc. Filed herewith.

Exhibit 4.3       Non-Qualified Stock Option for Joseph Morena. Filed herewith.

Exhibit 5 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Tel-Save Holdings, Inc. with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of BDO Seidman, LLP, certified public accountants. Filed herewith.

Exhibit 23.2      Consent of Aloysius T. Lawn, IV (included in Exhibit 5).

Exhibit 24        Powers of attorney of the  directors  and certain  officers of
                  the  Company.   Included  in  the   signature   pages  of  the
                  Registration Statement at pages II-6, II-7.

Item 9.           Undertakings.
                  -------------

         The undersigned registrant hereby undertakes:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment   to  the   registration
                  statement;

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offer range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Solebury, County of Bucks, Commonwealth of Pennsylvania, on the 24th day May, 1996.

                                                  TEL-SAVE HOLDINGS, INC.


                                                  By:  /s/ Daniel Borislow
                                                     ---------------------------
                                                        Daniel Borislow
                                                        Chairman of the Board,
                                                        Chief Executive
                                                        Officer and Director

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Borislow, Aloysisus T. Lawn, IV, and Catherine Collins McCoy, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all and intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 1996.

Signature                                       Title
- ---------                                       -----

/s/ Daniel Borislow
- ----------------------                          Chairman of the Board,
Daniel Borislow                                 Chief Executive Officer
                                                and Director (Principal
                                                Executive Officer

/s/ Gary W. McCulla                             President and Director
- ----------------------
Gary W. McCulla


/s/ Emanuel J. DeMaio
- ----------------------                          Chief Operations Officer
Emanuel J. DeMaio                               and Director


/s/ Harold First                                Director
- ----------------------
Harold First


/s/ Ronald R. Thoma                             Director
- ----------------------
Ronald R. Thoma


/s/ Joseph A. Schenk
- ----------------------                          Chief Financial Officer
Joseph A. Schenk                                and Treasurer and Director
                                                (Principal Financial Officer)

/s/ Kevin R. Kelly
- ----------------------                          Controller (Principal
Kevin R. Kelly                                  Accounting Officer)

                                INDEX OF EXHIBITS


Exhibit No.                              Description
- -----------                              -----------


Exhibit 3.1 Amended and Restated Certificate of Incorporation, as amended, of Tel-Save Holdings, Inc. (Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1(File No. 33-94940)).

Exhibit 3.2 Amendment to Amended and Restated Certificate of Incorporation of Tel-Save Holdings, Inc. (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1(File No. 333-2738)).

Exhibit 3.3 Bylaws of Tel-Save Holdings, Inc. (Incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-1(File No. 33-94940)).

Exhibit 4.1 Form of Non-Qualified Stock Option of Tel-Save, Inc. Filed herewith.

Exhibit 4.2 Form of Assumption of Tel-Save Holdings, Inc. relating to Non-Qualified Stock Options of Tel-Save, Inc. Filed herewith.

Exhibit 4.3       Non-Qualified Stock Option for Joseph Morena. Filed herewith.

Exhibit 5 Opinion of Aloysius T. Lawn, IV, General Counsel and Secretary of Tel-Save Holdings, Inc. with respect to the validity of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of BDO Seidman, LLP, certified public accountants. Filed herewith.

Exhibit 23.2      Consent of Aloysius T. Lawn, IV (included in Exhibit 5).

Exhibit 24        Powers of attorney of the  directors  and certain  officers of
                  the  Company.   Included  in  the   signature   pages  of  the
                  Registration Statement at pages II-6, II-7.